UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
□	Definitive information statement

INDEPENDENT FILM DEVELOPMENT CORP.

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

INDEPENDENT FILM DEVELOPMENT CORP.

2732 Morse Avenue

Suite #413

Irvine, CA 92614106

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Independent Film Development Corp. a Nevada corporation (the “Company”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to approve a reverse split of our outstanding common shares (“Reverse Split”). The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, Series AA Preferred, Series A Preferred, and Series B Preferred Stock, as well as our board of directors, by written consent on July 1, 2015. We anticipate that a copy of the Definitive Information Statement will be mailed to our shareholders as of the date it is filed definitive.

In effecting the Reverse Split, we are consolidating the number of our outstanding shares of common stock on a ratio of 1 share for every 2,500 shares issued and outstanding as of the record date set forth below. We will not issue fractional shares and will round each fractional share up to the nearest whole share. Additionally, we will also round up to 100 shares each shareholder whose holdings would otherwise be less than 100 shares following the Reverse Split.

The Reverse Split will be effected as of the date it is filed definitive, but, under federal securities laws, is not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Reverse Split will be on or about July 27, 2015.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Reverse Split was not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving these two matters. The elimination of the need for a special meeting of stockholders to approve the Reverse Split is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Reverse Split. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Reverse Split be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on July 1, 2015 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	1,974,308,644 shares of common stock; and
(ii)	10 Series AA Preferred Stock. The aggregate of all shares of Series AA Preferred Stock is equal to four times the sum of all other outstanding shares of Common and Preferred Stock issued and outstanding at the time of voting.

(iii)	5,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock holds 100 votes and is able to vote on all matters upon which the common stockholders may vote.
(iv)	0 shares of Series B Preferred Stock.

The transfer agent for our common stock is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Reverse Split. The persons that have consented to the Reverse Split hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Reverse Split.

REVERSE STOCK SPLIT

On July 1, 2015, our board of directors and the holder of a majority in interest of our voting capital stock approved a 1-for-2,500 reverse split of our common shares (“Reverse Split”). This approval is anticipated to be effective 20 days after this Information Statement has been distributed to our shareholders.

As a result of the Reverse Split, each shareholder of record as of July 1, 2015, will receive one (1) share of common stock for each two thousand five hundred (2,500) shares of common stock they held prior to the Reverse Split, provided however, that fractions of a share shall be rounded up to the nearest whole share and any registered shareholder who would otherwise hold less than 100 shares following the Reverse Split will be rounded up to 100 shares. Consequently, none of our registered shareholders will hold less than 100 shares following the Reverse Split.

Our board of directors believes that the Reverse Split is advisable and in the best interests of the Company and its stockholders to allow the Company to execute a new business plan and position itself to raise additional investment capital, if needed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 1, 2015 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common stock and (iv) all directors and officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Please read the footnotes to the table carefully, as the numbers and percentages calculated therein take into account certain Series AA and Series A Preferred Shares, that carry certain super-voting rights and are entitled to vote together with holders of our common stock on all matters upon which our common stockholders may vote.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent (%) of Common Stock
Named Executive Officers
Jeff Ritchie, interim Chief Executive Officer, Director (2)	1,500,750,000	76.01%

Rachel Boulds, Chief Financial Officer, Director	2,350,000	*

C. David Pugh, Chief Communication Officer	1,439,500	*

Patrick Peach, Director	5,200,000	*

All Directors and Officers as a Group (5 persons)	1,509,739,500	*

George Ivakhnik	7,000,000	*

Kenneth Eade (3)	9,430,000	*

David Garland, former Chief Executive Officer	7,500,000	*

(1) The above table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable. Unless otherwise indicated, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the shares beneficially owned. Applicable percentages are based upon 1,974,308,644 shares of common stock outstanding as of July 1, 2015.

(2) Excludes 10 shares of Series AA Preferred Stock, and 5,000,000 shares of Series A Preferred Stock held directly by Mr. Ritchie. If the votes of the Series AA and Series A Preferred Stock were taken into account, Jeff Ritchie would beneficially hold 96.17% of the voting securities of the Company.

(3) Includes 1,000,000 shares of common stock owned by Valentina Eade, wife of Mr. Eade, all beneficial ownership of which is claimed by Mr. Eade.

NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Reverse Split.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Reverse Split.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 2732 Morse Avenue, Suite #413, Irvine, CA 92614, or by calling us at (310) 295-1711. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

OF INDEPENDENT FILM DEVELOPMENT CORP.

/s/ Jeff Ritchie

Jeff Ritchie

interim Chief Executive Officer

July 9, 2015